Exhibit 99.1

Theseus Pharmaceuticals Appoints Donald Hayden to Board of Directors

CAMBRIDGE, Mass., May 18, 2022 – Theseus Pharmaceuticals, Inc. (NASDAQ: THRX) (Theseus or the Company), a clinical-stage biopharmaceutical company focused on improving the lives of cancer patients through the discovery, development and commercialization of transformative targeted therapies, today announced the appointment of Donald Hayden to its Board of Directors.

“We are thrilled to welcome Don as a tremendous addition to the Theseus Board. Don is a recognized, deeply experienced leader in the industry, and he will bring a unique perspective to Theseus as we advance our Phase 1/2 clinical trial of THE-630 in patients with GIST and expect to file an IND for our second program in EGFR-driven non-small cell lung cancer in 2023,” said Tim Clackson, Ph.D., President and Chief Executive Officer of Theseus. “Don is an industry veteran with a record of success as an executive at large pharmaceutical companies, as well as board and board chair experience at multiple biopharmaceutical companies. We are sure to benefit from his knowledge and insights as we accelerate our clinical portfolio.”

Mr. Hayden has over 40 years of experience in the life sciences industry, having served in numerous strategic leadership positions during his 25-year career at Bristol Myers-Squibb Company (BMS), including roles as President of Oncology and Immunology and as President of Global Pharmaceuticals. Following BMS, Mr. Hayden has served as Chair at REGENXBIO, Amicus Therapeutics, Insmed, Vitae Pharmaceuticals, and Gloucester Pharmaceuticals, among others, across which he provided strategic guidance through a variety of corporate milestones, including business combinations, financings, IPOs, and bringing approved therapies to market. More recently, Mr. Hayden served as Chair and CEO of oncology cell therapy developer, WindMIL Therapeutics. In addition to his new role at Theseus, Mr. Hayden also currently serves as Chair of Otsuka America Pharmaceuticals Incorporated. He holds an M.B.A from Indiana University and undergraduate degree from Harvard University.

Mr. Hayden added, “Theseus has an exceptional leadership team, with substantial success in targeted oncology, and shows immense potential to combat cancer treatment resistance with its pan-variant approach to targeted therapy. I look forward to supporting the Company’s continued growth and clinical development, as it seeks to translate the power of its unique science into significant benefits for cancer patients.”

About Theseus Pharmaceuticals, Inc.

Theseus is a clinical-stage biopharmaceutical company focused on improving the lives of cancer patients through the discovery, development and commercialization of transformative targeted therapies. Theseus is working to outsmart cancer resistance by developing pan-variant tyrosine kinase inhibitors (TKIs) to target all known classes of cancer-causing and resistance mutations that lead to variants in a particular protein in a given type of cancer. Theseus’ lead product candidate, THE-630, is a pan-variant KIT inhibitor for the treatment of patients with advanced gastrointestinal stromal tumors (GIST), whose cancer has developed resistance to earlier lines of kinase inhibitor therapy. Theseus is also developing a fourth-generation, selective epidermal growth factor receptor (EGFR) inhibitor for C797S-mediated resistance to first- or later-line osimertinib treatment in patients with non-small cell lung cancer (NSCLC). For more information, visit www.theseusrx.com.

Cautionary Statement Regarding Forward Looking Statements

Certain statements included in this press release are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “on track,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding Theseus’ strategy, future operations, prospects and plans, the structure and timing of its preclinical studies and clinical trials, expected milestones, market opportunity and sizing and objectives of management, including in relation to the Phase 1/2 dose escalation and expansion clinical trial for THE-630, EGFR inhibitor program and other programs and development candidates.

Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, such as those described from time to time in the reports Theseus files with the Securities and Exchange Commission (SEC), including Theseus’ Form 10-K for the year ended December 31, 2021 filed with the SEC on March 10, 2022 and Theseus’ Form 10-Q for the quarter ended March 31, 2022 filed with the SEC on May 12, 2022. However, new risk factors and uncertainties may emerge from time to time, and it is not possible to predict all risk factors and uncertainties. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements contained in this press release are based on the current expectations of Theseus’ management team and speak only as of the date hereof, and Theseus specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact

Amy Jobe, Ph.D.

LifeSci Communications

315-879-8192

ajobe@lifescicomms.com

Investor Contact

Christen Baglaneas

Theseus Pharmaceuticals

857-706-4993

christen.baglaneas@theseusrx.com

Josh Rappaport

Stern Investor Relations

212-362-1200

josh.rappaport@sternir.com